PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”), dated as of October 30, 2017, is by and among DASAN NETWORKS, Inc. (the “Seller”) and Tonghao Information Technology (Shanghai) Co., Ltd. (通灏信息科技（上海）有限公司) (the “Purchaser”). The Seller, on the one hand, and the Purchaser, on the other hand, shall be referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, on the terms and conditions set forth in this Agreement, the Seller desires to sell, and the Purchaser desires to purchase, an aggregate number of 1,523,241 ordinary shares, par value US$0.00375 per share (the “Purchased Shares”), of UTStarcom Holdings Corp., an exempted company incorporated in the Cayman Islands (the “Company”, and together with its subsidiaries, the “Group”).

WHEREAS, the Parties desire to enter into this Agreement as the definitive agreement for the sale and purchase of the Purchased Shares to make certain representations, warranties, and agreements, and to prescribe certain conditions, with respect to the consummation of the transactions contemplated by this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the representations, warranties, and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Parties hereby agree as follows:

SECTION I
PURCHASE AND SALE OF SECURITIES

1.01
Sale of Securities. The Seller agrees to assign, transfer and deliver to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, the Purchased Shares, at the Closing (as defined below) and pursuant to and in accordance with the terms and conditions set forth in this Agreement.

1.02
Purchase Price. The aggregate purchase price payable to the Seller at the Closing for the Purchased Shares (the “Purchase Price”) shall be equal to US$4,950,533.25 (representing a purchase price of US$3.25 per Purchased Share).

1.03
Payment and Delivery Terms. On the Closing Date (as defined below), (i) the Purchaser shall deliver the Purchase Price via wire transfer of immediately available funds in U.S. dollars to one or more accounts to be designated by the Seller in a notice to the Purchaser (which notice shall be delivered not later than three (3) days prior to the Closing Date) and (ii) the Seller shall transfer and deliver to the Purchaser, free and clear of all liens, the Purchased Shares.

1.04
Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Purchased Shares (the “Closing”) shall take place on the third (3rd) business day following the satisfaction, or, to the extent permissible, waiver of the conditions to the obligations of the Parties set forth in Schedule A hereto (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction, or, to the extent permissible, waiver of such conditions), or such other date as agreed among the Parties (the “Closing Date”); provided, that in no event shall the Closing take place later than November 30, 2017 (the “Termination Date”).

1.05
Stop-Transfer Instructions. The Seller agrees and covenants that, to ensure compliance with the restrictions referred to herein, it shall use its reasonable best efforts to cause the Company to issue appropriate “stop transfer” certificates or instructions with respect to the Purchased Shares and make, or cause to be made, as applicable, appropriate notations to the same effect in its records and the records of its transfer agent.

1.06	Termination. This Agreement may be validly terminated only as follows (it being understood and hereby agreed that this Agreement may not be terminated for any other reason or on any other basis):

a)	This Agreement may be terminated at any time prior to the Closing Date by mutual written agreement of the Parties.
b)
If the Closing has not occurred by the Termination Date for any reason other than a failure by the Seller or the Purchaser to perform the covenants and agreements set forth herein to be performed by such Party or to satisfy the applicable conditions set forth herein to be satisfied by such Party, either Party may terminate this Agreement and neither Party shall have any liability or obligation to the other Party.

c)
The termination of this Agreement for any cause shall not relieve any Party from any outstanding payment obligations or liabilities by such Party prior to the termination or in connection with the termination.

SECTION II
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

2.01	General Representations and Warranties. In order to induce the Purchaser to purchase the Purchased Shares, the Seller represents and warrants to the Purchaser as follows:
a)
Existence. The Seller is duly organized and validly existing under the laws of the jurisdiction of its formation, and has full power and authority to sell the Purchased Shares being sold by the Seller and to enter into and perform its obligations under this Agreement.

b)
Authorization. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Seller. No consent, approval, license from, or exemption of (other than exemptions from applicable federal and state securities laws), and no registration, qualification, designation, declaration or filing with (other than applicable filings pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), any court or governmental department, commission, board, bureau, agency or instrumentality, or any other party, which has not been obtained as of the date hereof, is or will be necessary for the valid execution and delivery by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated by this Agreement.

c)
No Conflict with Other Instruments. Neither the execution and delivery by the Seller of this Agreement, the consummation by the Seller of the transactions contemplated by this Agreement, nor the compliance by the Seller with the terms and conditions of this Agreement, will (i) violate any provision of the Seller’s organizational documents, as amended to date; (ii) to its knowledge, violate or conflict with or result in a breach of any law, regulation, order, writ, injunction or decree of any court, arbitrator or governmental instrumentality to which the Seller is bound; or (iii) assuming delivery of the consents required by clause (a) of the Conditions to the obligations of the Purchaser set forth in Schedule A hereto, violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or entitle any party to terminate any or all of the provisions of, or cause the acceleration of or entitle any party to accelerate the performance required by, or cause the acceleration of or entitle any party to accelerate the maturity of any debt or obligation pursuant to, any contract, agreement, arrangement, commitment or restriction of any kind to which the Seller is a party or by which the Seller is bound.

d)
Validity and Binding Effect. This Agreement has been duly and validly executed and delivered by the Seller, and this Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforceability of creditors’ rights generally.

e)
Title to Securities. The Seller owns the Purchased Shares free and clear of all liens, other than (i) restrictions imposed under applicable securities laws or (ii) restrictions created by the Company or imposed by the Company’s constitutive documents then in effect, and on the Closing Date, the Purchaser shall acquire ownership of the Purchased Shares free and clear of any liens or restrictions, except as provided in this clause or as consented to by the Purchaser.

f)
Litigation. There is no (i) action, suit, claim, proceeding or investigation pending or, to the Seller’s knowledge, threatened against or affecting, the Seller, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Seller, or (iii) governmental inquiry pending, or to the Seller’s knowledge threatened, against or affecting the Seller, any of which, as it relates to clauses (i), (ii) and (iii), if adversely determined, would invalidate or prevent the performance by the Seller of the transactions contemplated by this Agreement.

g)
Filings. The Seller acknowledges that the Company has not timely filed with the United States Securities and Exchange Commission (the “SEC”) its annual report on Form 20-F for the fiscal year ended December 31, 2016 (the “20-F”).  The Seller agrees that such failure to timely file the 20-F, and any failure to timely make any subsequent filings required by the SEC, shall not form the basis of any claim against the Purchaser.

h)	Material Non-Public Information.
i.
The Seller acknowledges and understands that (i) the Purchaser and its affiliates may possess material nonpublic information regarding the Company not known to the Seller that may impact the value of the Purchased Shares, including, without limitation, (x) information received from principals and employees of the Company and (y) information otherwise received, from the Company or otherwise, on a confidential basis (collectively, the “Information”), and that the Purchaser is not disclosing the Information to the Seller. The Seller understands, based on its experience, the disadvantage to which the Seller may be subject due to the disparity of information between the Purchaser and the Seller. Notwithstanding such disparity, the Seller has deemed it appropriate to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

ii.
The Seller agrees that none of the Purchaser, its affiliates, principals, stockholders, partners, employees and agents shall have any liability to the Seller or any of its affiliates, principals, stockholders, partners, employees, agents, grantors or beneficiaries whatsoever due to or in connection with the Purchaser’s use or non-disclosure of the Information or otherwise as a result of the transactions contemplated by this Agreement, and the Seller hereby irrevocably waives any claim that it might have based on the failure of the Purchaser to disclose any of the Information.

i)
No Transfer. The Seller covenants and agrees that prior to the termination of this Agreement it shall not, directly or indirectly, except in accordance with the terms of this Agreement, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly (including, without limitation, any of the foregoing with respect to any holding company with recent ownership of the Purchased Shares), any Purchased Shares or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Purchased Shares.

2.02	No Other Representations or Warranties. Except for the representations and warranties contained in Section 2.01, the Seller makes no express or implied representation or warranty to the Purchaser.

SECTION III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.01	General Representations and Warranties. In order to induce the Seller to sell the Purchased Shares, the Purchaser represents and warrants to the Seller as follows:
a)
Existence. The Purchaser is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, and has full power and authority to acquire the Purchased Shares and to enter into and perform its obligations under this Agreement.

b)
Authorization. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated by this Agreement have been duly authorized and approved by all necessary corporate action on the part of the Purchaser. No consent, approval, license form, or exemption of (other than exemptions from applicable federal and state securities laws), and no registration, qualification, designation, declaration or filing with (other than applicable filings pursuant to Section 13 of the Exchange Act), any court or governmental department, commission, board, bureau, agency or instrumentality, or any other party, which has not been obtained or is not in the process of being obtained as of the date hereof, is or will be necessary for the valid execution and delivery by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated by this Agreement.

c)
No Conflict with Other Instruments. Neither the execution and delivery by the Purchaser of this Agreement, the consummation by the Purchaser of the transactions contemplated by this Agreement, nor the compliance by the Purchaser with the terms and conditions of this Agreement, will (i) violate any provision of the Purchaser’s organizational documents, as amended to date; (ii) to its knowledge, violate or conflict with or result in a breach of any law, regulation, order, writ, injunction or decree of any court, arbitrator or governmental instrumentality to which the Purchaser is bound; or (iii) violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or entitle any party to terminate any or all of the provisions of, or cause the acceleration of or entitle any party to accelerate the performance required by, or cause the acceleration of or entitle any party to accelerate the maturity of any debt or obligation pursuant to, any contract, agreement, arrangement, commitment or restriction of any kind to which the Purchaser is a party or by which the Purchaser is bound.

d)
Validity and Binding Effect. This Agreement has been duly and validly executed and delivered by the Purchaser, and this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforceability of creditors’ rights generally.

e)
Litigation. There is no (i) action, suit, claim, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against or affecting, the Purchaser, at law or in equity, or before or by and federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Purchaser, or (iii) governmental inquiry pending, or to the Purchaser’s knowledge threatened, against or affecting the Purchaser, any of which, as it relates to clauses (i), (ii) and (iii), if adversely determined, would invalidate or prevent the performance by the Purchaser of the transactions contemplated by this Agreement.

f)
Purchase for Own Account. The Purchaser represents that it is acquiring the Purchased Shares solely for the Purchaser’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

g)
Status.  The Purchaser is either (a) not a U.S. Person (as defined in Rule 902 of Regulation S) or (b) an “accredited investor” within the meaning in Rule 501 of Regulation D because all of the equity securities of the Purchaser are held by persons who are accredited investors. The Purchaser has the knowledge, sophistication and experience necessary to make an investment decision like that involved in the transactions contemplated hereunder and can bear the economic risk of its investment in the Purchased Shares. The Purchaser has such knowledge and experience in financial and business matters as to enable it to make an informed decision with respect to the purchase of the Purchased Shares. The Purchaser is a sophisticated investor and has independently evaluated the merits of its decision to purchase the Purchased Shares.

h)	Availability of Funds. At the Closing, the Purchaser will have sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Purchase Price.
i)
Filings. The Purchaser acknowledges that the Company has not timely filed the 20-F.  The Purchaser agrees that such failure to timely file the 20-F, and any failure to timely make any subsequent filings required by the SEC, shall not form the basis of any claim against the Seller.

3.02	No Other Representations or Warranties. Except for the representations and warranties contained in Section 3.01, the Purchaser makes no express or implied representation or warranty to the Seller.

SECTION IV
MISCELLANEOUS

4.01
Survival. All representations and warranties contained herein and all claims and causes of action in relation thereto shall continue to be effective until the date that is twelve (12) months following the Closing Date.

4.02
Agreement; Amendments. This Agreement sets forth the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements between them, whether written or oral, with respect to its subject matter. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Purchaser or the Seller from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Purchaser and the Seller, and (ii) only in the specific instance and for the specific purpose for which made or given. Neither the Purchaser nor the Seller shall assign any of its rights or obligations under this Agreement without the written consent of the other Party hereto; provided, however, that the Purchaser may assign this Agreement or any of its rights and obligations hereunder to one or more of its affiliates without the consent of the Seller; provided, further, that any such assignment shall not relieve the Purchaser of any of its obligations under this Agreement.

4.03
Fees and Expenses. Except as otherwise expressly provided herein, all fees, costs and expenses (including but not limited to taxes) incurred in connection with this Agreement and other transaction documents contemplated hereunder shall be borne and paid by the Party incurring such fee, cost or expense.

4.04
Public Announcements.  Except as required by law or regulation (including any securities law or any rules of any relevant securities exchange), no Party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media prior to the Closing without the prior written consent of the other Party hereto, and the Parties shall cooperate as to the timing and contents of any such announcement to be made prior to the Closing Date.

4.05
Confidentiality.  Except as required by relevant law or regulation (including any securities law or any rules of any relevant securities exchange), the Parties shall not disclose, publish, or otherwise disseminate Confidential Information (as defined below) to anyone other than such Party’s affiliates and to its and its affiliates’ directors, officers, employees, limited partners, financing sources, agents or other professionals or advisers (collectively, “Representatives”) with a need to know, and each Party shall take reasonable precautions, no less stringent than it takes for its own confidential information, to prevent any unauthorized use, disclosure, publication, or any other dissemination of Confidential Information in violation of this Agreement. Each Party agree to use the Confidential Information of the other Party for the sole purpose of evaluation, negotiation and implementation of the transaction contemplated herein and shall not use the Confidential Information for any other purpose whatsoever without the prior written approval of an authorized representative of the disclosing Party in each instance. If a Party is required by any law, order of any court or other government agency or rule of any relevant securities exchange to disclose any Confidential Information of the other Party, such Party shall provide the other Party with prompt written notice of the requirement to the extent legal and reasonably practical so that the relevant Party may seek an appropriate protective order or other remedial measures.

The Parties agree that all information and materials disclosed by one Party to the other Party in connection with the transaction contemplated hereunder, and designated by the disclosing Party as the Confidential Information, shall be governed by this Section 4.05, and all such information and materials are referred to collectively herein as “Confidential Information”. The terms and conditions of this Agreement, existence, nature or substance of the discussions between the Parties regarding the transaction under this Agreement shall be deemed Confidential Information and governed by this section, whether or not specifically so designated by either Party.

The restrictions on use of Confidential Information set forth in this Section 4.05 shall not apply to information that:

a)
the receiving Party can establish by reasonable proof was in its or its Representatives’ possession free of any obligation of confidence at the time of disclosure by the disclosing Party or its Representatives;

b)
was in the public domain at the time or after the obtaining thereof by the receiving Party or its Representatives, except due to a breach of this Agreement by the receiving Party or its Representatives;

c)	must be included by either Party in any legally required disclosure by such Party, including any filings required by the SEC;

d)
was received by the receiving Party or its Representatives from a third party who had a right to disclose it to the receiving Party or its Representatives without breaching any of its confidentiality obligations known to the receiving Party or its Representatives; or

e)
was developed by the receiving Party or its Representatives independently of and without reference to any information communicated to the receiving Party or its Representatives by the disclosing Party.

4.06
Governing Law/Dispute Resolution. This Agreement and the rights and obligations of the Parties under it shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination and the Parties’ rights and obligations hereunder (each, a “Dispute”) shall be referred to and finally resolved by arbitration (the “Arbitration”) in the following manner:

a)	The Arbitration shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”);
b)
The Arbitration shall be procedurally governed by the HKIAC Administered Arbitration Rules as in force at the date on which the claimant Party notifies the respondent Party in writing (such notice, a “Notice of Arbitration”) of its intent to pursue Arbitration, which are deemed to be incorporated by reference and may be amended by this Section 4.06;

c)	The seat and venue of the Arbitration shall be Hong Kong and the language of the Arbitration shall be English;
d)
A Dispute subject to Arbitration shall be determined by a panel of three (3) arbitrators (the “Tribunal”).  One (1) arbitrator shall be nominated by the claimant Party and one (1) arbitrator shall be nominated by the respondent Party.  The third arbitrator shall be jointly nominated by the claimant Party’s and respondent Party’s respectively nominated arbitrators and shall act as the presiding arbitrator.  If the claimant Party or the respondent Party fails to nominate its arbitrator within thirty (30) days from the date of receipt of the Notice of Arbitration by the respondent Party or the claimant Party’s and the respondent Party’s nominated arbitrators fail to jointly nominate the presiding arbitrator within thirty (30) days of the nomination of the respondent Party-nominated arbitrator, either Party to the Dispute may request the Chairperson of the HKIAC to appoint such arbitrator; and

e)
The Parties agree that all documents and evidence submitted in the Arbitration (including any statements of case and any interim or final award, as well as the fact that an arbitral award has been made) shall remain confidential both during and after any final award that is rendered unless the Parties otherwise agree in writing.  The arbitral award shall be final and binding upon the Parties.

4.07
Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by email or facsimile is to be treated as an original document.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

For and on behalf of
DASAN NETWORKS, INC.

_________10/30/2017_______________
(Date)

By:  ____/s/ Min Woo Nam___________
(Signature)
Name:  MIN WOO NAM
Title:  Chairman of DASAN NETWORKS, Inc.

For and on behalf of
TONGHAO INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD. (通灏信息科技（上海）有限公司)

_________10/30/2017______________
(Date)

By:  _____/s/ Jie Deng____________
(Signature)
Name:  Jie Deng
Title:   General Manager

[Signature page to the Purchase and Sale Agreement]

SCHEDULE A

CLOSING CONDITIONS

For the purposes of Section 1.04 “Closing” of this Agreement, such conditions to the obligations of the Parties shall consist of the following:

The Closing

Conditions to the Obligations of Each Party for the Closing: The obligations of each Party to consummate the Closing are subject to the satisfaction or waiver of the following conditions:

a)
no provision of any applicable law or judgment entered by or with any governmental authority with competent jurisdiction, shall be in effect that enjoins, suspends, prohibits or materially alters the terms of the transactions contemplated by this Agreement, nor any proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to suspend, prohibit, alter, prevent or delay the Closing, shall have been instituted or being pending before any governmental authority with competent jurisdiction.

Conditions to the Obligations of the Purchaser for the Closing: The obligation of the Purchaser to consummate the Closing is subject to the satisfaction or waiver of the following further conditions:

a)
The Company shall have provided its consent to the Seller’s transfer of the Purchased Shares to the Purchaser without registration under the U.S. Securities Act of 1933, as amended, including, in the case of any shares that are restricted, if applicable, the delivery of any required instructions from the Company to the transfer agent to register the transfer of the Purchased Shares from the Seller to the Purchaser.

b)
The Purchaser shall have obtained any and all the authorizations or approvals from or completed any and all the filings with all the applicable governmental authorities required by the execution of this Agreement and the consummation of the transactions contemplated hereby.

c)
The Seller shall have delivered to the Purchaser and the Company evidence of having transmitted irrevocable instructions to its brokers to transfer the Purchased Shares from the Seller’s brokerage accounts to the Purchaser’s brokerage accounts pursuant to written instructions provided by the Purchaser to the Seller.

d)
The Company shall have delivered to the Purchaser (i) a certified true copy of the register of members of the Company written up to reflect the transfer by the Seller to the Purchaser of the Purchased Shares, and (ii) if so requested by the Purchaser, a share certificate issued in the name of the Purchaser in respect of the Purchased Shares.

e)	The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects at the Closing Date.
f)	Seller shall have performed all of its covenants, agreements and obligations hereunder required to be performed by it at or prior to the Closing Date.

Conditions to the Obligations of the Seller for the Closing: The obligation of the Seller to consummate the Closing is subject to the satisfaction or waiver of the following further conditions:

a)	The representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects at the Closing Date.
b)	The Purchaser shall have delivered to the Seller the Purchase Price in accordance with Section 1.03 of this Agreement.
c)	The Purchaser shall have received all required approvals under applicable exchange control or outbound investment laws in connection with its purchase of the Purchased Shares.
d)	The Purchaser shall have performed all of its covenants, agreements and obligations hereunder required to be performed by it at or prior to the Closing Date.